Calculation of Filing Fee Tables
S-8
Figma, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.00001 per share - To be issued under the 2025 Equity Incentive Plan	Other	74,335,182	$ 33.00	$ 2,453,061,006.00	0.0001531	$ 375,563.64
2	Equity	Class A Common Stock, par value $0.00001 per share - To be issued under the 2025 Employee Stock Purchase Plan	Other	11,600,000	$ 28.05	$ 325,380,000.00	0.0001531	$ 49,815.68
3	Equity	Class A Common Stock, par value $0.00001 per share - Outstanding under the 2012 Equity Incentive Plan (Stock Options)	Other	22,679,001	$ 9.77	$ 221,573,839.77	0.0001531	$ 33,922.95
4	Equity	Class A Common Stock, par value $0.00001 per share - Outstanding under the 2012 Equity Incentive Plan (RSUs)	Other	52,503,377	$ 33.00	$ 1,732,611,441.00	0.0001531	$ 265,262.81
5	Equity	Class A Common Stock, par value $0.00001 per share - Outstanding under the 2021 Executive Equity Plan (RSUs)	Other	40,210,338		$ 0.00	0.0001531	$ 0.00
6	Equity	Class B Common Stock, par value $0.00001 per share - Outstanding under the 2021 Executive Equity Plan (RSUs)	Other	40,210,338	$ 33.00	$ 1,326,941,154.00	0.0001531	$ 203,154.69
Total Offering Amounts:						$ 6,059,567,440.77		$ 927,719.77
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 927,719.77
Offering Note
[1]	1.a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Figma, Inc.'s (the "Registrant") Class A common stock or Class B common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A common stock or Class B common stock. 1.b. Represents shares of Class A common stock reserved for issuance under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"), including 2,867,647 shares of Class A common stock previously reserved but unissued under the Registrant's 2012 Equity Incentive Plan (the "2012 Plan") that are now available for issuance under the 2025 Plan, 1,002,167 shares of the Registrant's Class A common stock previously reserved but unissued under the Registrant's 2021 Executive Equity Incentive Plan (the "2021 Plan"), and 12,465,368 shares of Class A common stock and Class B common stock withheld to satisfy tax obligations in connection with the settlement of restricted stock units upon the effectiveness of the Registrant's Form S-1 (File No. 333-288451), which were originally issued under the 2012 Plan or the 2021 Plan and were returned to the 2025 Plan pool in accordance with the terms of the 2012 Plan, the 2021 Plan and the 2025 Plan as of the date of this Registration Statement. To the extent outstanding awards under the 2012 Plan or 2021 Plan are forfeited, lapse unexercised, repurchased, are used to pay the exercise price of an award or are withheld to satisfy tax obligations of an award or would otherwise have been returned to the share reserve under the 2012 Plan or 2021 Plan, the shares of Class A common stock or Class B common stock, as applicable, subject to such awards instead will be available for future issuance as Class A common stock under the 2025 Plan. 1.c. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of $33.00 as set forth in the Form S-1 Registration Statement.

[2]	See note 1.a. above. 2.a. Represents shares of Class A common stock reserved for issuance under the Registrant's 2025 Employee Stock Purchase Plan (the "2025 ESPP") as of the date of this Registration Statement. 2.b. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the initial public offering price per share of the Registrant's Class A common stock multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2025 ESPP.

[3]	See notes 1.a. and 1.b. above. 3.a. Represents shares of Class A common stock reserved for issuance pursuant to stock options outstanding under the Registrant's 2012 Plan as of the date of this Registration Statement. Any shares of Class A common stock that are subject to awards under the 2012 Plan that are forfeited, lapse unexercised, are used to pay the exercise price of an award or are withheld to satisfy tax obligations for an award, or would otherwise have been returned to the share reserve under the 2012 Plan following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan. 3.b. Calculated solely for the purpose of this offering under Rule 457(h) of the Securities Act on the basis of the weighted average exercise price for outstanding stock option awards of $9.77 per share (rounded up to the nearest cent) as of the date of this Registration Statement.

[4]	See note 1.a., 1.b. and 1.c. above. 4.a. Represents shares of the Registrant's Class A common stock reserved for issuance pursuant to restricted stock units outstanding under the 2012 Plan as of the date of this Registration Statement. Any shares of Class A common stock that are subject to awards under the 2012 Plan that are forfeited, lapse unexercised, are withheld to satisfy tax obligations for an award, or would otherwise have been returned to the share reserve under the 2012 Plan following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan.

[5]	See note 1.a. above. 5.a. Represents shares of the Registrant's Class A common stock issuable upon conversion, on a one-for-one basis, of shares of Class B common stock issuable pursuant to restricted stock units outstanding under the 2021 Plan as of the date of this Registration Statement. 5.b. Pursuant to Rule 457(i) under the Securities Act, there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of the shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of Class B common stock.

[6]	See notes 1.a., 1.b. and 1.c. above. 6.a. Represents shares of the Registrant's Class B common stock reserved for issuance pursuant to restricted stock units outstanding under the 2021 Plan as of the date of this Registration Statement. Any shares of Class B common stock that are subject to awards under the 2021 Plan that are forfeited, lapse unexercised, are withheld to satisfy tax obligations of an award, or would otherwise have been returned to the share reserve under the 2021 Plan following the effectiveness of the 2025 Plan, instead will be available for issuance as Class A common stock under the 2025 Plan.